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                                   EXHIBIT 15

                           Letter of Ernst & Young LLP
             Re Unaudited Consolidated Interim Financial Statements


The Board of Directors
Oxford Health Plans, Inc.
Trumbull, Connecticut

We are aware of the incorporation by reference in the Oxford Health Plans, Inc. registration statement on Form S-8 regarding the Oxford Health Plans, Inc. 2002 Non-Employee Director Stock Option Plan of our reports (a) dated April 25, 2002 (except Note 9, as to which the date is August 1, 2002), relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended March 31, 2002, (b) dated
August 8, 2002, relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q/A No. 1 for the quarter ended March 31, 2002, and (c) dated July 25, 2002, relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended June 30, 2002.

                                          Ernst & Young LLP

New York, New York
September 30, 2002